AMENDMENT TO AGREEMENT

   This Amendment to the Agreement, made this __16th_ day of ____March____, 2001, by and between THE DREYFUS CORPORATION ("Dreyfus") and LIBERTY LIFE ASSURANCE COMPANY OF BOSTON ("Insurance Company") hereby amends the Agreement dated April 23, 1999, whereby Insurance Company agreed to provide certain administrative services and, in consideration of the anticipated administrative services, Dreyfus agreed to pay a Service Fee, as follows:

1. Paragraph 2 is hereby deleted in its entirety and replaced with the following Paragraph 2:

   "In consideration of the anticipated administrative expense savings resulting to the Dreyfus Funds from Insurance Company's services, Dreyfus agrees to pay Insurance Company a monthly fee at an annual rate which shall equal the percentage value, as set forth in Schedule A, of each Fund's average daily net assets maintained for the Contractholders in the subaccounts of the Separate Accounts."

2. Schedule A is hereby deleted in its entirety and replaced with a new Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to the Agreement as of the date first above written.

                                        LIBERTY LIFE ASSURANCE COMPANY OF BOSTON

                                        By:  /s/  John A. Tymochko
                                             -------------------------------
                                             Authorized Signatory

                                             John A. Tymochko
                                        ------------------------------------
                                        Print or Type Name

                                        THE DREYFUS CORPORATION

                                        By:  /s/  William H. Maresca
                                             -------------------------------
                                             Authorized Signatory

                                             William H. Maresca
                                        ------------------------------------
                                        Print or Type Name

                                   SCHEDULE A

Fund and Portfolio Name                                         Fee at an Annual
Rate as a Percentage

The Dreyfus Socially Responsible Growth Fund - Initial Shares   15 Basis Points

Dreyfus Variable Investment Fund
         Appreciation Portfolio - Initial Shares                15 Basis Points

Dreyfus Investment Portfolios                                   15 Basis Points
         Emerging Leaders Portfolio - Initial Shares

         Technology Growth Portfolio - Initial Shares           15 Basis Points